Exhibit 99.1

November 11, 2009

Tetra Tech Reports Record Fourth Quarter and Fiscal 2009 Results

•                  Record annual and Q4 net revenue: $1.4 billion and $367 million

•                  Record annual and Q4 diluted EPS: $1.43 and $0.33

•                  Record annual and Q4 operating cash flow: $198 million and $91 million

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the fourth quarter and fiscal year ended September 27, 2009.

Fiscal Year Results

Revenue for fiscal 2009 was $2,287.5 million, up 6.6% from $2,145.3 million, and revenue, net of subcontractor costs, was $1,386.1 million, an increase of 11.3% from $1,245.5 million for the same period last year.  Income from operations was $121.9 million, up 14.6% from $106.4 million for the same period last year.  Net income was $87.0 million, up 42.9% from $60.9 million for the same period last year.  Diluted earnings per share (EPS) were $1.43, up 40.2% from $1.02 for the same period last year.  Diluted EPS included approximately $0.21 from a tax benefit related to prior years’ research and experimentation tax credits.  Cash generated from operations improved to $198.2 million, up 189.9% compared to $68.4 million for the same period last year.

Fourth Quarter Results

Revenue in the quarter was $575.1 million, down 11.4% from $649.2 million, and revenue, net of subcontractor costs, was $367.0 million, up 5.2% from $348.8 million for the same quarter last year. Income from operations was $32.7 million, up 6.1% from $30.8 million for the same quarter last year.  Net income was $20.5 million, up 12.6% from $18.2 million for the same quarter last year.  Diluted EPS was $0.33, up 10.0% from $0.30 for the same quarter last year.  Backlog was $1.58 billion, down 4.0% from $1.65 billion at the end of the same quarter last year.  Cash generated from operations improved to $90.8 million, up 259.2% from $25.3 million for the same quarter last year.

Tetra Tech’s Chairman and CEO Dan Batrack commented, “Tetra Tech concluded the fiscal year with strong fourth quarter performance highlighted by growth in our federal and international business.  While fiscal 2009 presented a challenging economic environment, we were successful in growing our business, improving our operating margin, winning key new orders, and expanding internationally during the year.  Our strong cash generation provides us with a record cash position and a solid foundation for future growth.  Tetra Tech’s core markets – water, environment, and energy – remain a priority to our customers and the public.  Our fiscal 2010 forecast reflects solid growth for the year, with modest growth in the first half and additional strength in the back half.”

In thousands (except EPS data)

	Three Months Ended		Fiscal Year Ended
	Sept. 27, 2009	Sept. 28, 2008	Sept. 27, 2009	Sept. 28, 2008
Revenue	$575,120	$649,204	$2,287,484	$2,145,254
Revenue, net of subcontractor costs	366,970	348,764	1,386,137	1,245,545
Income from operations	32,693	30,810	121,889	106,400
Interest expense, net	(444)	(388)	(2,684)	(2,987)
Income tax expense	(11,754)	(12,224)	(32,177)	(42,507)
Net income	$20,495	$18,198	$87,028	$60,906

Earnings per share:
Basic	$0.34	$0.31	$1.45	$1.04

Diluted	$0.33	$0.30	$1.43	$1.02

Weighted-average common shares outstanding:
Basic	60,750	59,508	60,135	58,813
Diluted	61,905	60,563	60,994	59,632

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects diluted EPS for the first quarter of fiscal 2010 to be in the range of $0.28 to $0.30.  Revenue, net of subcontractor costs, for the first quarter is expected to range from $330 million to $345 million.  For fiscal 2010, Tetra Tech expects diluted EPS to be $1.25 to $1.35.  Revenue, net of subcontractor costs, for fiscal 2010 is expected to range from $1.45 billion to $1.55 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the fourth quarter results through a link posted on the Company’s web site at www.tetratech.com on November 12, 2009 at 8:00 a.m. (PST).

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About Tetra Tech (www.tetratech.com)

Tetra Tech is a leading provider of consulting, engineering, program management, construction, and technical services addressing the resource management and infrastructure markets.  The Company supports government and commercial clients by providing innovative solutions focused on water, the environment, and energy.  With approximately 10,000 employees worldwide, Tetra Tech’s capabilities span the entire project life cycle.

CONTACTS:
Jorge Casado, Investor Relations
Talia Starkey, Media & Public Relations
(626) 470-2844

Forward-Looking Statements

This news release contains forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information concerning future events and the future financial performance of Tetra Tech that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. Readers are urged to read the documents filed by Tetra Tech with the SEC, specifically the most recent reports on Form 10-K, 10-Q, and 8-K, each as it may be amended from time to time, which identify risk factors that could cause actual results to differ materially from the forward-looking statements. Among the important factors or risks that could cause actual results or events to differ materially from those in the forward-looking statements in this release are:  worldwide political and economic uncertainties; fluctuations in annual revenue, expenses and operating results; the cyclicality in demand for state and local government services; concentration of revenues from government agencies and funding disruptions by these agencies; a shift in U.S. defense spending; a delay in the completion of the U.S. government budget process; impact of downturns in the financial markets and reductions in government budgets; violations of government contractor regulations; dependence on winning or renewing federal, state and local government contracts; the government’s right to modify, delay, curtail or terminate contracts at its convenience; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the use of estimates and assumptions in the preparation of financial statements; the use of the percentage-of-completion method of accounting; the inability to accurately estimate contract risks, revenue and costs; the failure to win or renew contracts with private and public sector clients; acquisition strategy risks; goodwill impairment; growth strategy management; adverse resolution of an IRS examination; backlog cancellation and adjustments; risks associated with international operations; the failure of partners to perform on joint projects; the inability to find qualified subcontractors; the failure of subcontractors to satisfy their obligations; changes in existing environmental laws, regulations or programs; credit risks associated with commercial clients; changes in capital markets and the access to capital; credit agreement covenants; industry competition; the volatility of common stock value; liability risks and the ability to obtain or maintain adequate insurance; the ability to obtain adequate bonding; safety programs; conflict of interest issues; force majeure events; protection of intellectual property rights; and the implementation of the enterprise resource planning system. Any projections in this release are based on limited information currently available to Tetra Tech, which is subject to change. Although any such projections and the factors influencing them will likely change, Tetra Tech will not necessarily update the information, since Tetra Tech will only provide guidance at certain points during the year. Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release.

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TETRA TECH, INC.

Consolidated Balance Sheets

(in thousands, except par value)

	September 27, 2009	September 28, 2008
Assets
Current Assets:
Cash and cash equivalents	$89,185	$50,902
Accounts receivable - net	506,316	625,786
Prepaid expenses and other current assets	55,167	36,774
Income taxes receivable	5,222	4,275
Deferred income taxes	—	2,316
Total current assets	655,890	720,053

Property and equipment:
Land and buildings	10,555	7,588
Equipment, furniture and fixtures	126,249	112,780
Leasehold improvements	13,740	10,804
Total	150,544	131,172
Accumulated depreciation and amortization	(79,616)	(69,784)
Property and equipment - net	70,928	61,388

Deferred income taxes	—	6,498
Income taxes receivable	—	14,953
Goodwill	319,685	221,545
Intangible assets - net	33,769	14,609
Other assets	17,633	17,499

Total Assets	$1,097,905	$1,056,545

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$149,352	$223,304
Accrued compensation	88,793	101,699
Billings in excess of costs on uncompleted contracts	105,162	100,336
Deferred income taxes	9,645	—
Current portion of long-term obligations	4,320	3,926
Other current liabilities	74,964	58,634
Total current liabilities	432,236	487,899

Deferred income taxes	4,615	—
Long-term obligations	6,530	53,292
Other long-term liabilities	8,046	3,840

Commitments and contingencies

Stockholders’ Equity:
Preferred stock - Authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding as of September 27, 2009 and September 28, 2008	—	—
Common stock - Authorized, 150,000 shares of $0.01 par value; issued and outstanding, 61,257 and 59,875 shares as of September 27, 2009 and September 28, 2008, respectively	613	599
Additional paid-in capital	350,571	314,860
Accumulated other comprehensive income	12,226	15
Retained earnings	283,068	196,040
Total stockholders’ equity	646,478	511,514

Total Liabilities and Stockholders’ Equity	$1,097,905	$1,056,545

Tetra Tech, Inc.

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended		Fiscal Year Ended
	September 27,	September 28,	September 27,	September 28,
	2009	2008	2009	2008

Revenue	$575,120	$649,204	$2,287,484	$2,145,254
Subcontractor costs	(208,150)	(300,440)	(901,347)	(899,709)
Revenue, net of subcontractor costs	366,970	348,764	1,386,137	1,245,545
Other contract costs	(294,676)	(274,484)	(1,108,512)	(991,358)
Gross profit	72,294	74,280	277,625	254,187

Selling, general and administrative expenses	(39,601)	(43,470)	(155,736)	(147,787)
Income from operations	32,693	30,810	121,889	106,400

Interest expense - net	(444)	(388)	(2,684)	(2,987)
Income before income tax expense	32,249	30,422	119,205	103,413
Income tax expense	(11,754)	(12,224)	(32,177)	(42,507)

Net income	$20,495	$18,198	$87,028	$60,906

Earnings per share:
Basic	$0.34	$0.31	$1.45	$1.04
Diluted	$0.33	$0.30	$1.43	$1.02

Weighted-average common shares outstanding:
Basic	60,750	59,508	60,135	58,813
Diluted	61,905	60,563	60,994	59,632

TETRA TECH, INC

Consolidated Statements of Cash Flows

(in thousands)

	Fiscal Year Ended
	September 27,	September 28,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$87,028	$60,906

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,256	18,639
Stock-based compensation	9,392	8,296
Excess tax benefits from stock-based compensation	(2,025)	(1,663)
Deferred income taxes	(3,772)	10,662
Provision for losses on contracts and related receivables	24,207	6,571
Exchange gain	(20)	(234)
Gain on disposal of property and equipment	(296)	(1,220)

Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	156,174	(156,139)
Prepaid expenses and other assets	(10,769)	(9,377)
Accounts payable	(104,268)	58,401
Accrued compensation	(12,935)	19,440
Billings in excess of costs on uncompleted contracts	(5,102)	42,110
Other liabilities	(3,180)	19,453
Income taxes receivable/payable	36,558	(7,465)
Net cash provided by operating activities	198,248	68,380

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(19,803)	(17,768)
Payments for business acquisitions, net of cash acquired	(114,743)	(77,771)
Proceeds from sale of discontinued operation	192	3,614
Proceeds from sale of property and equipment	1,055	2,089
Net cash used in investing activities	(133,299)	(89,836)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term obligations	(168,711)	(41,713)
Proceeds from borrowings under long-term obligations	118,290	15,000
Excess tax benefits from stock-based compensation	2,025	1,663
Net proceeds from issuance of common stock	20,336	20,667
Net cash used in financing activities	(28,060)	(4,383)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	1,394	—

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	38,283	(25,839)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	50,902	76,741
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$89,185	$50,902

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid (received) during the year for:
Interest	$2,475	$3,977
Income taxes, net of refunds received	$(152)	$34,228